Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 12, 2000 accompanying the financial statements included in the Annual Report of Aviation General, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 1999. We hereby consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.

/s/ GRANT THORNTON LLP

GRANT THORNTON LLP
Oklahoma City, Oklahoma
May 22, 2000